Exhibit 10.1

CREDIT AGREEMENT

This Credit Agreement (this “Agreement”), dated as of May 29, 2008, is entered into by and between Compass Bank, an Alabama banking corporation (together with its successors and assigns, “Compass”), and Hampton Roads Bankshares, Inc., a Virginia corporation (the “Borrower”), which owns all of the issued and outstanding capital stock of The Bank of Hampton Roads, a Virginia banking corporation (the “Bank”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Note or Pledge Agreement, as applicable.

ARTICLE I.

THE LOAN

Section 1.01.   Loan and Use of Proceeds.  Compass shall, upon the terms and subject to the conditions set forth in this Agreement, extend credit to the Borrower in the form of a loan (the “Loan”) in the aggregate principal amount of TWENTY-THREE MILLION DOLLARS ($23,000,000.00) (the “Principal Balance”). The Loan shall be used by the Borrower in connection with its acquisition of Shore Financial Corporation, a Virginia corporation, and its subsidiary Shore Bank, a Virginia corporation (the “Shore Acquisition”). As applies to any on-going obligations, covenants, conditions, and representations and warranties, all references herein to “Bank” or “Bank Entities” shall include Shore Bank and its affiliates (as applicable), once the acquisition is consummated, unless specifically excluded or modified.

Section 1.02.        Note.  The Loan shall be evidenced by a promissory note (the “Note”) prepared by Compass counsel substantially in the form of Exhibit A attached hereto, payable to the order of Compass, executed by the Borrower, in the amount of the Principal Balance, bearing interest from the date funds are advanced thereunder at the rate specified, and being otherwise payable as set forth in this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

In extending credit pursuant to this Agreement upon the closing of the Loan (the “Closing”), Compass has relied upon the following representations and warranties by the Borrower, all of which shall survive Closing:

Section 2.01.        Organization, Power, Authority and Binding Effect.  The Borrower is a Virginia corporation which is duly organized, validly existing, and in good standing in the State of Virginia and all other jurisdictions where it is required to qualify to do business, and has all necessary licenses, permits, and governmental approvals necessary for the present and proposed conduct of its business.  The Borrower has all necessary corporate power and authority to execute and deliver and perform under this Agreement, the Note, and the other documents evidencing or otherwise relating to or delivered in connection with the Loan or any other liability of the Borrower to Compass (collectively, the “Credit Documents”). Upon execution and delivery hereof and thereof, the Credit Documents will constitute valid and binding obligations of the Borrower and/or the other parties thereto, enforceable in accordance with their respective terms (subject to applicable bankruptcy laws and similar laws affecting creditors’ rights), and the Note will be entitled to the benefits of the Credit Documents.

Section 2.02.        No Violations.  None of the Borrower, the Bank, or any subsidiary or affiliate of either of them (collectively or individually, the “Bank Entities”) is in default and no event has occurred which, but for the giving of notice or the passage of time or both, under any Indebtedness, or under any other agreement or instrument to which any of the Bank Entities is a party or by which any of the Bank Entities is or may be bound or subject, which could materially affect this Agreement, the credit extended hereunder, the Credit Documents, or the financial condition of the Borrower.  Neither the execution and delivery of any of the Credit Documents nor compliance with the terms and provisions hereof and thereof, nor the performance of the transactions contemplated herein or therein will: (i) violate any provision of law or of any applicable statute, regulation, rule, order, writ, injunction, or decree of any court or governmental authority; (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions, or provisions of, or constitute a default under, any indebtedness, obligation, agreement, or instrument to which the Borrower is a party, or by which the Borrower is or may be subject or bound; or (iii) result in the creation or imposition of (or the obligation to create or impose) any lien, charge, security interest, or encumbrance upon any of the property or assets of the Borrower except as provided in this Agreement in favor of Compass.

Section 2.03.        Financials.  All financial statements of the Bank and the Borrower supplied to Compass correctly and fairly set forth in accordance with generally accepted accounting principles consistently applied (“GAAP”), the results of operations for such periods and the financial condition of the Bank and the Borrower at such dates, and there have been no material adjustments made or proposed to such statements or material adverse changes in the financial condition, business, properties, or operations of the Bank or the Borrower.

Section 2.04.        Litigation, Proceedings, Etc. There are no actions, suits, claims, proceedings, or investigations (whether or not purportedly on behalf of the any of the Bank Entities) pending or, to the knowledge of the Borrower, threatened or in prospect before any court, agency or other tribunal, or governmental authority against any of the Bank Entities which, if adversely determined, would result in any material adverse change in the business, properties, prospects, financial condition, earnings, results of operations, or earnings capacity of any of the Bank Entities, or which question the validity of the Loan or the Credit Documents, or any action or instrument contemplated hereby or thereby.  None of the Bank Entities is currently affected by any strike or other labor disturbance, and is not in default in any material respect under any material judgment, order, injunction, rule, ruling, or regulation of any court or governmental authority.  Each of the Bank Entities is in compliance with all laws, rules, regulations, orders, memoranda, and agreements applicable to them or to which they are parties. Except as certified in writing by the Borrower to Compass, none of the Bank Entities is subject to any regulatory cease and desist or other orders or memoranda, and based upon their latest regulatory examination, as applicable, none of them knows of, or has reason to believe that any applicable regulatory agency is contemplating any such action.

Section 2.05.        Tax Returns and Payments.  Each of the Bank Entities have filed all tax returns and reports required by law to be filed, and all taxes, fees, assessments, and other governmental charges (other than those presently payable without interest or penalty) upon the Bank Entities, or any of their respective properties or income, have been paid in full and reflected in their respective financial statements.

Section 2.06.        Accuracy and Completeness.  All Credit Documents and other information and documents submitted by the Borrower to Compass prior to the Closing, and at any time thereafter, shall constitute representations and warranties to Compass, and no representation or warranty contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was given.

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Section 2.07.        Regulatory Approvals.  Every requisite approval of all state and federal regulatory authorities which was required to be obtained prior to the Borrower’s taking any of the actions or consummating any of the transactions contemplated by this Agreement and the Shore Acquisition, have been obtained.

Borrower shall affirm to Compass, in writing, each or the foregoing representations and warranties for Shore Bank within thirty (30) days subsequent to the closing of the Shore Acquisition.

ARTICLE III.

CONDITIONS

Section 3.01.	Conditions for Loan. Compass’ obligation to make the Loan is subject to the following conditions:

(a)           There shall be no Event of Default or condition or event which, after notice or lapse of time or both, would constitute such an Event of Default;

(b)           Compass shall have received from counsel to the Borrower favorable opinions in satisfactory scope and form, as to all matters reasonably requested by Compass substantially in the form of Exhibit B attached hereto;

(c)           The Borrower shall deliver to Compass duly executed Credit Documents and all other documents or instruments which Compass shall require in connection with extension of credit under the Loan;

(d)           The Borrower shall have received and shall have provided to Compass evidence of all necessary approvals of federal and state regulatory agencies, if required, regarding the Loan; and

(e)           The Borrower shall continue to fulfill all of the terms, representations, warranties, and covenants of the Credit Documents.

Section 3.02.        Continuing Rights, Obligations and Covenants. The parties agree that the following rights, obligations and covenants shall apply until the Loan is repaid in full, in accordance with this Agreement and the Note:

(a)	INTENTIONALLY DELETED;

(b)           If requested by Compass, Compass shall have received a certificate of the president or other executive officer(s) of the Borrower substantially in the form of Exhibit C attached hereto, stating (i) that all representations and warranties contained in this Agreement and in all other Credit Documents are true and accurate as of the date of the Closing; (ii) that there exists no Event of Default under this Agreement or under any other Credit Document, or any condition or event which with the giving of notice or the passage of time, or both, would become an Event of Default under this Agreement or under any other Credit Document; and (iii) any other fact or representation reasonably requested by Compass in its sole discretion; and

(c)           Each of the Bank Entities shall be in compliance with all material laws, regulations, orders, memoranda, and requirements applicable to them.

ARTICLE IV.

AFFIRMATIVE COVENANTS

Section 4.01.        Stock Rights. The Borrower shall exercise all stock or preemptive rights which become available to the Borrower by reason of the Borrower’s ownership of the Bank stock and the stock of Shore Bank, when acquired.

Section 4.02.       Financial and Other Information.  The Borrower shall make available to Compass such financial information, reports, and documents concerning the financial condition and operations of the Borrower and the Bank as Compass may reasonably request.  Without limiting the generality of the foregoing, the Borrower shall provide to Compass the following:

(a)	Quarterly call reports of the Bank within sixty (60) days after the close of the quarter;
(b)	Annual year-end call reports for the Bank within sixty (60) days after the close of the year; and

(c)           Annual audited consolidated financial statements of the Borrower and its subsidiaries, prepared in accordance with GAAP, including the parent-only financial statements, within one hundred-twenty (120) days of the close of each year.

Section 4.03.        Continued Existence, Protection of Property, Insurance.  The Borrower shall do or cause to be done all that is necessary to:

(a)           Preserve its and the Bank’s respective existences and to keep in full force and effect all applicable governmental permits, licenses, charters, consents, and franchises, and to comply with all applicable laws;

(b)           Preserve and protect its and the Bank’s property and conduct and operate its and the Bank’s businesses in a safe and sound manner;

(c)          Timely, accurately, and completely make and file all reports and other filings to applicable governmental authorities; and

(d)           Maintain for it and the Bank adequate insurance with insurance companies of recognized responsibility (i) insurance coverage to such extent and against such risks, including fire, casualty, and theft, as is customary with commercial banks and bank holding companies, (ii) necessary workmen’s compensation insurance, (iii) employee and officer blanket or individual bonds in amounts not less than those required under applicable statute, or governmental rule, order, or regulation, but in no event less than the amount of such bonds carried by commercial banks of comparable size in the Bank’s region, and (iv) such other insurance or bonds as may be required by law.

Section 4.04.        Notice of Adverse Events.  The Borrower shall promptly notify Compass of the filing of any notice, suit, claim, action, proceeding, or investigation in or by any court or any other governmental authority in which an adverse decision could reasonably be expected to have a material adverse effect upon the Bank Entities and shall promptly notify Compass of the occurrence of any material adverse order, judgment, settlement, determination, or other adverse event.  The Borrower shall also promptly notify Compass of the occurrence of any other event which could have a material adverse effect upon the Bank Entities.  The Borrower also shall notify Compass within five (5) days of the imposition of, or entering into by, with respect to any of the Bank Entities, any cease and desist order, memorandum of understanding, or other order or agreement by or with any state or federal authority.

Section 4.05.        Inspection of Properties and Books.  So long as any Indebtedness is owing to Compass, and to the extent inspection of such records is not expressly prohibited by applicable law or regulation, Compass shall have the right, at such reasonable times during regular business hours and intervals as Compass may reasonably request, to (a) visit and inspect the Borrower and the Bank and their assets; (b) examine such entities’ books of account (and to make copies thereof and extracts therefrom); (c) discuss the affairs, finances, and accounts of the Borrower and the Bank; and (d) be advised as to the same by their respective officers.

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Section 4.06.        Compliance.  The Borrower shall cause the Bank Entities to comply in all material respects to all laws, rules, regulations, orders, and memoranda applicable to each of them respectively.

ARTICLE V.

NEGATIVE COVENANTS

The Borrower covenants and agrees that from the date of this Agreement and until payment in full of the principal of and interest on the Note, unless Compass shall otherwise consent in writing, it will not cause or allow, nor will it cause or permit the Bank Entities, as applicable, to cause or allow, either directly or indirectly:

Section 5.01.	Capital Ratios.

(a)           The Bank to fail to maintain a “well capitalized” rating from its primary federal regulator, as that term is defined by rule, regulation, or policy statement of the Bank’s primary federal regulator; or

(b)           The Bank to fail to comply at all times with the capital requirements of all applicable state and federal laws and regulatory authorities, including without limitation, minimum primary capital- and total capital-to-total assets ratios and other leverage or risk-based capital ratios.

Section 5.02	Management.

(a)           Any change or changes in the Borrower’s or the Bank’s boards of directors such that a majority of the directors in office on the date of this Agreement are no longer directors of the Borrower and the Bank, as applicable; provided, however, that subsequent to the Shore Acquisition, Compass shall not unreasonably withhold its consent should Borrower determine to change a majority of the directors of Shore Bank and/or appoint or elect all or a majority of a board of directors for the Bank without interlock to the Borrower; or

(b)           Any Change in Control of the Bank Entities. “Change in Control” means (a) the date that any one person, or more than one person, acting as a group, acquires ownership of common voting stock that, together with stock held by such person or group constitutes more than 25% of the stock of the Bank Entities or (b) for which notification to and the approval of the Board of Governors of the Federal Reserve System or other banking agency is required.

Section 5.03.        Restriction on Dividends.  The Bank to become subject to any restrictions on the declaration, setting aside, or payment of dividends by the Bank that would prohibit or restrict the Bank’s paying dividends to the Borrower to enable the Borrower to pay all amounts outstanding under the Loan when due, or have the declaration, setting aside, or payment of such dividends subject, in whole or in part, to any prior notice to, or approval of, any person, entity, or governmental or regulatory authority.

Section 5.04.        Financial Ratios and Indicators. The Bank Entities as applicable, to fail to maintain certain financial ratios and indicators as set forth in Schedule 1 attached hereto and incorporated herein by reference.

Section 5.05.        Cash Expenditures; Indebtedness. The Borrower to create, incur, assume, guarantee, agree to purchase or repurchase or provide funds, or otherwise become or remain liable on any Indebtedness of any type whatsoever, except Indebtedness to Compass under this Agreement or such other debt specifically approved by Compass. For purposes of this Agreement, “Indebtedness” includes all indebtedness, liabilities and obligations, matured or unmatured, liquidated or unliquidated, direct or indirect, primary, secondary, absolute or contingent, and whether arising by contract, operation of law or otherwise, including, without limit, obligations to creditors (including without limit, Compass) for borrowed money. Herein “Indebtedness” shall exclude interest rate swap contracts entered into by the Borrower, FHLB indebtedness, intercompany debt among the Borrower and/or Bank Entities or their affiliates or subsidiaries and short term unsecured indebtedness such as federal funds purchased by the Borrower’s subsidiaries for liquidity purposes or otherwise, to the extent such transactions are entered into in the Borrower’s subsidiaries’ ordinary course of business.

Section 5.06.	Acquisitions; Mergers; Reorganizations, Etc. Any of the Bank Entities to:
(a)	Sell all or substantially all of their assets; or

(b)          Enter into, perform under, or consummate any merger, consolidation, reorganization, conversion, exchange offer, asset acquisition, tender, or takeover offer or other acquisition, reorganization, recapitalization agreement, or transaction; provided, however, that any of the Bank Entities may enter into the foregoing events by a binding agreement which is presented to Compass prior to being executed and is expressly subject to Compass’ consent to same and without penalty to such Bank Entities in the event that Compass’ consent is withheld.

Section 5.07.        Articles of Incorporation; Bylaws; Domicile; Federal Regulator.  Any material change, alteration, amendment, or repeal of any provision of the Borrower’s or the Bank’s articles of incorporation (or other charter document) or by-laws, as they exist on the date of this Agreement, or any change of the Borrower’s or the Bank’s jurisdiction of incorporation, or any change in the Bank’s primary state or federal regulator; provided, however, that Compass has consented to the change to Article VIII of the Borrower’s articles of incorporation as proposed for consideration by Borrower’s shareholders at Borrower’s annual meeting on May 22, 2008, and attached hereto as Schedule II, whether or not such amendment is effective as of the date of this Agreement. .

Section 5.08.   Certain Restrictions Regarding Securities. Any reverse stock splits, or purchases, redemptions, retirements or reclassifications of the capital stock, other securities or evidences of indebtedness (other than FDIC-insured deposits repurchase agreements entered into in the ordinary course of the Bank’s business) of any class, series, or issue whatsoever of the Bank Entities.

Section 5.09.        Liens.  Any of the Bank Entities to mortgage, pledge, grant or permit to exist any security interest in or lien or encumbrance upon any of its assets of any kind, whether now owned or hereafter acquired, except that the Bank may pledge government securities to secure government deposits and repurchase agreements to the extent required by law and investment securities and/or loans to secure FHLB loans.

ARTICLE VI.

EVENTS OF DEFAULT AND REMEDIES OF COMPASS

Section 6.01.        Events of Default. Upon the occurrence of any one or more of the following events (“Events of Default”), written notice thereof to the Borrower by Compass and the expiration of any applicable cure or grace period expressly provided in this Agreement:

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(a)           Any representation or warranty made in connection with the execution and delivery of any of the Credit Documents, or otherwise made by the Borrower or the Bank to Compass heretofore or at any time while any Liabilities to Compass are outstanding shall prove at any time to be or have been false or misleading in any material respect;

(b)           The Borrower fails to make, in full, within ten (10) business days of the due date therefor, any payment of the principal of, or interest or other charges on, the Note or if there shall occur any Default or Event of Default under any other document or instrument evidencing, securing, or otherwise relating to any of the Liabilities;

(c)           The occurrence of any default in the due and punctual performance or observance of any other term, covenant, condition, or agreement contained in any of the Credit Documents and Borrower’s failure to correct such default within five (5) business days;

(d)           Any of the Bank Entities authorize, enter into, or consummate any plan of liquidation, reorganization, dissolution, or winding-up the business of such entity, or request any regulatory body or agency to take charge of and liquidate the affairs of any of them;

(e)           Any regulatory body or agency declares or determines that the Bank is insolvent or in an unsound or unsafe condition, that it is unsafe for the Bank to continue business, or that any event has occurred or any condition exists that would permit any regulatory body or agency to take possession of the property or business of the Bank;

(f)            Any regulatory body or agency enters or issues a cease and desist or similar order against the Bank or shall make application to vacate the Bank’s charter, or designates and appoints a liquidator or receiver to take charge of the Bank’s assets and affairs or if the Borrower or the Bank enter into any memorandum of understanding or similar arrangement with any federal or state regulatory authority;

(g)	The FDIC notifies the Bank of its intent to terminate the Bank’s status as an insured bank;
(h)	Any of the Bank Entities:

(i)          Files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or receivership or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing;

(ii)	Admits in writing its inability to pay its debts as they mature;
(iii)	Makes a general assignment for the benefit of creditors;

(iv)        Applies for or consents to the appointment of a receiver or liquidator, voluntarily or otherwise, for its property;

(v)	Is adjudicated a bankrupt or insolvent; or

(vi)       Has filed against it, an involuntary petition in bankruptcy or a petition seeking reorganization or an arrangement with creditors, or other involuntary petition seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or receivership or liquidation law or statute, which petition is not dismissed within sixty (60) days after the filing thereof;

(i)            An order, judgment, or decree is entered, without the application, approval or consent of a Bank Entity by any court of competent jurisdiction, approving a petition seeking reorganization of such Bank Entity, or of all or a substantial part of the properties or assets of any of them or appointing a receiver, trustee or liquidator of such Bank Entity and such order, judgment, or decree continues unstayed and in effect for a period of sixty (60) days;

(j)            Any of the Bank Entities allows a final judgment, or a penalty or fine imposed by any regulatory or governmental authority to be obtained against any of them which is not promptly paid or appealed and properly secured pending appeal;

(k)           Any federal or state authority having jurisdiction over any aspect of the business or affairs of the Bank Entities finds such Bank Entity in material violation of any federal or state law, rule, regulation, or order;

(l)            Any federal or state authority having jurisdiction over any aspect of the business or affairs of the Bank Entities finds that the Loan materially violates any federal or state law, rule, or regulation, or if Compass notifies such Bank Entity that the Loan, or any aspect thereof, materially violate or violates any federal or state law, rule or regulation;

(m)          Any other Indebtedness, obligation, or liability of the Bank Entities, including without limit, deposit liabilities, and liabilities for borrowed money, the deferred purchase price of property, and all obligations of the Bank Entities under leases of any nature, is not paid when due, whether by acceleration, upon demand or otherwise, or is required to be prepaid (other than by a regularly scheduled and required prepayment) prior to the stated maturity or due date thereof, or any event of default or any condition or event which would become a default upon notice, the lapse of time, or both exists with respect thereto;

(n)           The Borrower or the Bank shall authorize or issue any additional capital stock without the prior written consent of Compass, except such capital stock issued by the Borrower in connection with its employee benefit or stock based compensation plans, including, but not limited to, its 401(k), dividend reinvestment plan, and executive savings plan; or

(o)	There occurs:

(i)           Any default or event of default under the Credit Documents or any other document executed by the Borrower or the Bank in favor of Compass or any agreement, memorandum, or order to which the Borrower or the Bank is a party or subject; or

(ii)           Any material adverse change in the financial condition of the Borrower or the Bank or if Compass, in the exercise of its sole judgment, determines that any event or condition has occurred that materially increases its risk;

then Compass, at any time, without additional notice to the Borrower, may declare the unpaid outstanding amount of and interest and other charges on the Loan immediately due and payable, together with any other Liabilities of the Borrower to Compass, and such amounts thereupon shall become immediately due and payable, without presentment, demand, protest, notice of protest, or notice of any kind, all of which are hereby expressly waived by the Borrower, and if not paid in full promptly, Compass may exercise all rights given to it under the laws of the State of Alabama and any other state or the Credit Documents, including without limitation, the filing of actions in law or in equity. The Borrower hereby waives, as to the Loan and the Note, any rights of exemption under the Constitution and laws of the United States, the State of Alabama, and of any other state or jurisdiction.

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ARTICLE VII.

MISCELLANEOUS

Section 7.01.        Notices.  Any notice shall be deemed conclusively to have been received and shall be effective on the earlier of the date on which same was personally delivered to the addressee thereof or on the third business day after the day on which such demands or notices were mailed to the address set forth below (or at such other address as such party shall specify to the other party in writing):

If to the Borrower:

Jack W. Gibson, Vice-Chairman, President

and Chief Executive Officer

Hampton Roads Bankshares, Inc.

999 Waterside Drive, Suite 200

Norfolk, Virginia 23510

Telephone:	(757) 217-1000
Fax:	(757) 217-3656

with a copy to:

William A. Old, Jr.

Williams Mullen

999 Waterside Drive, Suite 1700

Norfolk, Virginia 23510

Telephone:	(757) 622-3366
Fax:	(757) 629-0660

wold@williamsmullen.com

If to Compass:	Compass Bank
Attn: T. Ray Sandefur

15 South 20th Street

Post Office Box 10566

Birmingham, Alabama 35296

(205) 297-4808 voice

(205) 297-6273 fax

trs@compassbank.com

Section 7.02.        Expenses of Loan.  The Borrower shall pay all out-of-pocket expenses incurred by Compass from time to time in connection with the enforcement of Compass’ rights in connection with the Loan and the Credit Documents, including but not limited to, the reasonable fees and disbursements of counsel to Compass, but excluding Compass’ expenses for any due diligence conducted prior to the execution of the Credit Documents.

Section 7.03.        Set-Off. As security for the Borrower’s obligations under this Agreement, Compass is hereby granted a continuing lien upon any and all monies, securities, and other property of the Borrower and the proceeds thereof, now or in transit to Compass from or for the Borrower whether for safekeeping, custody, pledge, transmission, collection, in trust, or otherwise, and also upon any and all deposit balances (general or special) and credits of the Borrower with, and any and all claims of the Borrower against, Compass at any time existing; and upon the occurrence of any Event of Default, Compass may, without notice, apply or set-off the same against the Indebtedness hereby secured.

Section 7.04.        No Waiver, Cumulative Remedies.  No failure or delay on the part of Compass in exercising any right, power, or privilege under the Credit Documents, and no course of dealing between the Borrower and Compass shall operate as a waiver thereof; nor shall a single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights, remedies, and powers provided in the Credit Documents are cumulative and not exclusive of any rights, powers, or remedies provided by law or otherwise available.  Any such right, remedy, or power may be exercised from time to time, independently or concurrently, and as often as Compass shall deem expedient.  No waiver of any Event of Default shall extend to any subsequent Event of Default.  No modification, amendment, or waiver of any provision of the Credit Documents, or any other departure by the Borrower herefrom or therefrom, shall be effective unless the same shall be in writing and signed by Compass and then such waiver or consent shall be effective only in the specific instance and for the specific purpose and duration for which given.  No notice to, or demand on, the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar, or other circumstances.

Section 7.05.        Assigns, Binding Effect.  Wherever in this Agreement reference is made to either of the parties to this Agreement or to the Bank, such reference shall be deemed to include the respective heirs, representatives, successors, and assigns of such person or entity; provided, however, that neither any Indebtedness of the Borrower to Compass under this Agreement nor any rights, obligations, or duties hereunder may be transferred, assigned, or delegated by the Borrower without Compass’s prior written consent.

Section 7.06.       Further Assurances.  The Borrower shall execute and deliver such documents, instruments, and agreements as Compass may reasonably request in connection with the transactions contemplated by this Agreement, and in connection with the Indebtedness incurred hereunder.

Section 7.07.        Governing Law.  The Credit Documents, and the rights and obligations of the parties hereunder and thereunder shall be governed by and be construed in accordance with the laws of the State of Alabama, except as may be otherwise expressly set forth therein, and except where required to be governed by or construed in accordance with the laws of another state or jurisdiction to be enforceable.  the Borrower acknowledges that the negotiation of the provisions of each of the Credit Documents took place in the State of Alabama; that all such documents were executed in Jefferson County, Alabama, or if executed elsewhere, will become effective only upon Compass’s receipt and acceptance thereof in Jefferson County, Alabama (provided, however, that Compass shall have no obligation to give, nor shall the Borrower be entitled to receive, notice of such receipt and acceptance in order for the Credit Documents to become effective and valid and binding obligations of the Borrower); and that all of such documents were or will be executed and delivered to Compass to induce Compass to extend credit to the Borrower.  Notwithstanding the foregoing, nothing contained in this Section 7.07 shall prevent Compass from bringing any action or exercising any rights against the Borrower, any of its properties, or any security for the Loan in any other state or jurisdiction.  Initiating such action or proceeding or taking any such action in any other state shall in no event constitute a waiver by Compass of any of the foregoing.

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Section 7.08.        Indemnification.  The Borrower shall indemnify and hold harmless Compass from and against any and all claims, charges, losses, expenses, and costs, including reasonable attorneys’ fees, resulting from any claims, actions, or proceedings in connection with the execution, delivery, and performance of the Credit Documents. The indemnification provided in this Section 7.08 shall survive the payment in full of the Loan.

Section 7.09.        Severability.  In case any one or more of the provisions contained in any of the Credit Documents should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

Section 7.10.        Captions.  The captions to sections of this Agreement are provided for convenience of reference only and shall not be considered in construing the intent of the parties or for any other purpose.

Section 7.11.        Sealed Instrument.  It is the parties’ intent that this Agreement is and shall have the effect of a sealed instrument under law.

Section 7.12.       Entire Agreement.  This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding between the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and may not be amended except by written agreement of the Borrower and Compass.

Section 7.13.        Relationship of Parties.  Notwithstanding anything to the contrary contained or implied in this Agreement or in any of the other Credit Documents, or by an action taken pursuant hereto or thereto, Compass shall not be deemed a partner, joint venturer, or participant in any venture or partnership with any of the Bank Entities, and the Borrower hereby indemnifies and agrees to defend and hold Compass harmless (including the payment of attorneys’ fees) from any and all damages resulting from such a construction of the parties’ relationship.  The requirements herein, and the restrictions imposed in this Agreement, are for the sole protection and benefit of Compass.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective duly authorized officers as of the day and year first above written.

Hampton Roads Bankshares, Inc..

By: s/ Jack W. Gibson
Jack W. Gibson, Vice-Chairman, President and CEO

Compass Bank

By: s/ T. Ray Sandefur
T. Ray Sandefur, Senior Vice President

STATE OF Virginia	)
)
CITY OF NORFOLK	)

I, the undersigned, Notary Public in and for said County in said State, hereby certify that __________________, whose name as _____________________ of HAMPTON ROADS BANKSHARES, INC., a Virginia corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the _____ day of May, 2008.

_________________________________

Notary Public

[NOTARIAL SEAL]	My commission expires:
My Registration No.: ________________

STATE OF ALABAMA	)
)
COUNTY OF Jefferson	)

I, the undersigned, Notary Public in and for said County in said State, hereby certify that __________________, whose name as _____________________of Compass Bank, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the _____ day of May, 2008.

_________________________________

Notary Public

[NOTARIAL SEAL]	My commission expires:

972067.3	14

EXHIBIT A

FORM OF PROMISSORY NOTE

$23,000,000	May ___, 2008
Birmingham, Alabama

FOR VALUE RECEIVED, the undersigned Hampton Roads Bankshares, Inc., a Virginia corporation (the “Borrower”), hereby promises to pay to the order of Compass Bank, an Alabama banking corporation (“Compass”), at its office at 15 South 20th Street, Birmingham, Alabama 35233, or at such other place as Compass may direct in the United States, in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, together with interest thereon calculated at the rate and in the manner set forth in this Note, the principal amount of TWENTY-THREE MILLION DOLLARS ($23,000,000.00) (the “Principal Balance”). The loan shall be made, interest shall accrue, and payments shall be made in accordance with that certain Credit Agreement between the Borrower and Compass dated as of the date hereof (the “Credit Agreement” and, together with all other documents and instruments evidencing, securing, or otherwise relating to the indebtedness evidenced by this Note, the “Credit Documents”) and the following provisions:

1.	Definitions. The following terms, as used in this Note, shall have the following meanings:

(a)           “Applicable Interest Period” shall mean the period of time beginning on the date of this Note or the first (1st) day of any month following the last day of any preceding Applicable Interest Period, as applicable, and ending on the last day of the calendar month of such Applicable Interest Period.

(b)           “Authorized Agent” shall mean Jack W. Gibson, Borrower’s Vice-Chairman, President and Chief Executive Officer or any other agent of the Borrower from time to time designated, in a writing executed by the Borrower and delivered to Compass.

(c)           “Business Day” shall mean any day, Monday through Friday, on which Compass is open for the conduct of its general banking business.

(d)           “Compass Bank Prime” as used in this Note is a reference rate established by Compass for use in computing and adjusting interest and is subject to increase, decrease, or change at Compass’s discretion. Each change in the applicable interest rate hereunder resulting from a change in “Compass Bank Prime” shall become effective on the day on which such change in “Compass Bank Prime” occurs.

(e)           “Interest Payment Date” shall mean the last day of March, June, September, and December until all outstanding amounts evidenced by this Note have been paid in full, commencing on the date hereof.

(f)	“LIBOR Rate” shall mean the London InterBank Offering Rate.

2.            Loan Amount. Compass shall loan the amount of $23,000,000 to the Borrower under this Note and the Credit Agreement, which the Borrower shall use for the purposes set forth in the Credit Agreement.

3.             Payment.  The Borrower promises to pay accrued interest quarterly, on or before each Interest Payment Date, and to pay annual principal payments, as set forth below; provided, however, that the first Interest Payment Date shall be July 1, 2008.  The balance of the principal and all accrued and unpaid interest on this Note and all charges under this Note and the Credit Documents shall be due and payable on July 1, 2018.

Due Date	Principal Payment Amount
_________, 2009	$1,000,000
_________, 2010	$1,500,000
_________, 2011	$2,000,000
_________, 2012	$2,250,000
_________, 2013	$2,750,000
_________, 2014	$3,000,000
_________, 2015	$3,500,000
_________, 2016	$3,750,000
_________, 2017	$4,000,000
_________, 2018	$4,250,000
4.	Interest.

(a)         Interest shall accrue on the Principal Balance and interest thereon at the applicable interest rate determined and calculated as set forth below.

(b)           The applicable interest rate under this Note shall be determined and paid and shall be equal to Compass Bank Prime minus one hundred (100) basis points, floating; provided, however, that the applicable interest rate under this Note shall not be less than four percent (4.00%) or more than the maximum rate allowed by applicable law.

(c)           On and after the occurrence of an Event of Default, the Principal Balance shall bear interest at a rate equal to five (5) percentage points in excess of Compass Bank Prime from time to time prevailing at Compass, calculated in the manner set forth herein.

(d)           Interest on the Principal Balance and interest thereon shall be calculated, charged, and paid on the basis of a 360-day year applied to the actual number of days upon which the Principal Balance is outstanding, by multiplying the product of the Outstanding Principal Balance and the applicable rate set forth herein by the actual number of days elapsed, and dividing by 360.

(e)           Compass uses various referencing rates or indices in establishing interest rates, including but not limited to, the Compass Bank Prime, the LIBOR Rate, and the LIBOR Index Rate. The Borrower acknowledges that Compass may lend to others at rates of interest at, or greater or less than, such indices or the rates provided in this Note.

5.            Late Charge. The Borrower shall pay a late charge in an amount equal to five percent (5%) of any payment which is not received by Compass within ten (10) days of the date on which the same is due and payable.

972067.3	15

6.            Maturity. The entire Outstanding Principal Balance, interest, and all other charges under this Note and the other Credit Documents shall be due and payable in full on July 1, 2018, which shall be the maturity date of this Note.

7.             Prepayment. This Note may be prepaid (i) in whole at any time without penalty or (ii) in part at any time without penalty on any Interest Payment Date, provided that any partial prepayment shall be in an amount which is an integral multiple of $10,000, and shall be accompanied by an amount equal to all accrued interest and other charges on the amount so prepaid.

8.            Indemnity. The Borrower hereby agrees to indemnify Compass, its officers, employees, and agents from any cost or loss arising from their actions taken or omitted to be taken in good faith based upon communications between the Borrower and Compass. The obligations of the Borrower under this Section shall survive payment of this Note.

9.            Credit Documents. This Note is included in the indebtedness referred to in the Credit Documents and is entitled to the benefits of those documents, but neither this reference to those documents nor any provisions thereof shall affect or impair the absolute and unconditional obligations of the Borrower to pay the principal of and interest on this Note when due.

10.          Events of Default. The occurrence of any one or more of the following events shall constitute an event of default under this Note (“Events of Default”):

(a)           Default in the payment of the principal or interest on this Note within ten (10) business days from when such payment is due and payable;

(b)           Failure by the Borrower or any other person or entity to observe any covenant or obligation contained in the Credit Agreement or any other Credit Document or in any other instrument executed in connection with or securing this Note, subject to any applicable cure periods; or

(c)           The occurrence of any default or event of default specified in the Credit Agreement, the other Credit Documents, or in any other instrument executed in connection with or securing this Note.

Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of any such event, the holder, with written notice to the Borrower, may declare this Note and indebtedness evidenced hereby to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in any of the Credit Documents or in any other instrument executed in connection with this Note to the contrary notwithstanding. No failure of any holder of this Note to accelerate the indebtedness evidenced hereby or to exercise any other right hereunder shall be construed as a novation or modification of this Note, or the obligations evidenced hereby, or a waiver of the holder’s right to thereafter insist upon strict compliance with the terms of this Note without prior notice of such intention being given to the Borrower.

11.           Waivers. The Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agrees that the holder of this Note may accept partial payment or release, without discharging or releasing any unreleased collateral or the obligations evidenced by this Note. The Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Alabama, or any other state.

12.           Attorneys’ Fees The Borrower agrees to pay reasonable attorneys’ fees and costs incurred by the holder of this Note in collecting or attempting to collect this Note, whether by suit or otherwise.

13.          Miscellaneous. As used herein, the terms “Borrower,” “Compass,” and “holder” shall be deemed to include their respective successors, legal representatives, and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of all parties hereto, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law.  This Note has been negotiated, and is being executed and delivered in Birmingham, in the State of Alabama, or if executed elsewhere, shall become effective upon the Compass’s receipt and acceptance of the executed original of this Note in the State of Alabama; provided, however, that Compass shall have no obligation to give, nor shall the Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of the Borrower.  The Borrower hereby submits to jurisdiction in the State of Alabama. This Note shall be governed by and be construed in accordance with the laws of the State of Alabama.  It is intended, and the Borrower and the holder of this Note specifically agree, that the laws of the State of Alabama governing interest shall apply to this Note and to this transaction.  This Note may not be modified except by written agreement signed by the Borrower and the holder hereof, or by their respective successors or assigns.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed, sealed and delivered as of the date first set forth above.

HAMPTON ROADS BANKSHARES, INC.

By: _________________________________
Jack W. Gibson, Vice-Chairman, President and CEO

STATE OF Virginia	)
)
CITY OF NORFOLK	)

I, the undersigned, Notary Public in and for said County in said State, hereby certify that _________________, whose name as _________________________ of Hampton Roads Bankshares, Inc., a Virginia corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the _____ day of May, 2008.

_________________________________

Notary Public

[NOTARIAL SEAL]	My commission expires:
My Registration No.: ________________

972067.3	16